EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-141793) of Enstar Group Limited of our report dated May 11, 2007, relating to the financial statements of Inter-Ocean Holdings Ltd. as of December 31, 2006 and for the year ended December 31, 2006, included in the Current Report on Form 8-K/A of Enstar Group Limited filed with the Securities and Exchange Commission on May 11, 2007.

/s/ Deloitte & Touche

Hamilton, Bermuda

May 11, 2007